UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2009

SYMMETRICOM, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-02287	95-1906306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Orchard Parkway

San Jose, California 95131-1017

(Address of Principal Executive Offices)

(408) 433-0910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 6, 2009, the Board of Directors of Symmetricom, Inc. (the “Company”) approved amendments to the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”), which applies to all directors, officers and employees of the Company. The Code of Conduct was amended to, among other things, change the e-mail address for anonymous and confidential submission of information from an internal e-mail address to a secure website monitored by an external service provider and accessible on the Company’s intranet site. The foregoing summary of the amendments to the Code of Conduct is subject to and qualified in its entirety by reference to the full text of the Code of Conduct, as so amended, a copy of which is attached as Exhibit 14.1 to this Current Report on Form 8-K and which is incorporated by reference into this Item 5.05. The amended Code of Conduct has been posted in the Investor Relations section of the Company’s website at www.symmetricom.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

14.1	Code of Business Conduct and Ethics of Symmetricom, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2011	SYMMETRICOM, INC.

	By:	/S/ JUSTIN R. SPENCER
	Name:	Justin R. Spencer
	Title:	Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

14.1	Code of Business Conduct and Ethics of Symmetricom, Inc.